                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT


                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934


       Date of Report (date of earliest event reported): January 11, 1999
                                                         ----------------

                          ONLINE SYSTEM SERVICES, INC.
                          ----------------------------
             (Exact name of registrant as specified in its charter)


                                    Colorado
                                    --------
                 (State or other jurisdiction of incorporation)



            0-28462                                       84-1293864
            -------                                       ----------
     (Commission File Number)                  (IRS Employer Identification No.)



  1800 Glenarm Place, Denver, Colorado                         80202
  ------------------------------------                         -----
(Address of principal executive offices)                     (Zip Code)



Registrant's telephone number, including area code:    (303) 296-9200
                                                       --------------


                                       N/A
                                       ---
          (Former name or former address, if changed since last report)
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Item 5. OTHER EVENTS.

      On January 11, 1999, Registrant entered into a Securities Purchase Agreement with Arrow Investors II LLC ("Arrow") pursuant to which Arrow acquired 3,000 shares of Registrant's Series C Convertible Preferred Stock for an aggregate purchase price of $3,000,000. Arrow also acquired for $1,000 a "Mandatory Warrant" pursuant to which Arrow has the right and commitment, subject to certain conditions set forth in the Mandatory Warrant, to purchase an additional 2,000 shares of the Series C Convertible Preferred Stock prior to June 30, 1999. The Series C Convertible Preferred Stock is convertible into Common Stock of Registrant at a variable conversion price equal to the lesser of the Maximum Conversion Price (as defined in the terms of the Series C Preferred Stock), initially $20.65, or the market price for Registrant's Common Stock at the time of conversion. The terms of the Series C Preferred Stock define market price as the average of the five lowest closing bid prices for Registrant's Common Stock during the 44 consecutive trading days immediately preceding the conversion of the Series C Convertible Preferred Stock. Registrant has agreed to file registration statements pursuant to the Securities Act of 1933 for the Common Stock issuable upon conversion of the Series C Convertible Preferred Stock. For additional information regarding the terms of the transaction, reference is made to the Securities Purchase Agreement and the Exhibits thereto which are filed as an Exhibit to this report. The securities were issued to Arrow without registration under the Securities Act of 1933 in reliance upon the exemptions from registration provided in Section 4(2) and Regulation D of the Act.

      Based on current accounting standards, Registrant estimates that it will be required to record a non-operating expense of approximately $1,500,000 for the quarter ended March 31, 1999 as a result of the issuance of the Series C Preferred Stock. While these charges will not affect Registrant's operating loss or working capital during such period, they are expected to result in an increase of approximately $1,500,000 in the Registrant's net loss available to the holders of its common stock for the quarter ending March 31, 1999.

Item 7. FINANCIAL STATEMENTS AND EXHIBITS.

      (a)   Financial Statement - None.

      (b)   Exhibits

            (i) Securities Purchase Agreement dated January 11, 1999 between Registrant and Arrow Investors II LLC, including as exhibits thereto:
      Designation of Series C Preferred Stock; Form of Mandatory Warrant; Form of Warrant; and Registration Rights Agreement.

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                                   SIGNATURES


      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on behalf of the undersigned thereunto duly authorized.


Dated:   January 14, 1999             ONLINE SYSTEM SERVICES, INC.


                                      By  /s/  Thomas S. Plunkett
                                         -------------------------
                                          Thomas S. Plunkett
                                          Chief Financial Officer

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